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                                                                     EXHIBIT 4.2
                              STOCK GRANT AGREEMENT

                                      UNDER

                       PACIFIC CMA, INC.'S 2000 STOCK PLAN

    Unless otherwise defined herein, the terms used in this Stock Grant Agreement shall have the same defined meanings in the 2000 Stock Plan (the "Plan") of Pacific CMA, Inc. (the "Company").

I.  NOTICE OF STOCK GRANT

     __________________ ("You") have been granted Restricted Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Grant Agreement, as follows:

    Grant Number

                                                             --------------

    Date of Grant

                                                             --------------

    Price per Share                                          $
                                                              -------------

    Total Number of Shares Granted

                                                             --------------

    Total Purchase Price                                     $
                                                              -------------

    Restricted Period

                                                              -------------

II. AGREEMENT

    1. STOCK GRANT. The Company hereby grants to You, as set forth in Section I, above, that number of shares of Restricted Common Stock of the Company ("Shares") at the price per share set forth in Section I, above (the "Purchase Price"), subject to the terms and conditions of the Plan, which are incorporated herein by reference (the "Stock Grant"). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Stock Grant Agreement, the terms and conditions of the Plan shall prevail.

    2.  TERMS OF GRANT

        (a) RESTRICTIONS. The Shares are subject to the restrictions and the conditions for incremental lapse of such restrictions during the Restricted Period in accordance with the applicable provisions of the Plan, subject to any modifications in Your favor by the Company, and this Stock Grant Agreement. In the event of Your death, disability, or other termination of Your employment by, or Your relationship with, the Company, the Shares shall be subject to forfeiture in accordance with the applicable provisions of the Plan and this Stock Grant Agreement.


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        (b) METHOD OF PAYMENT OF PURCHASE PRICE. The Shares shall be purchased upon the Company's receipt of the aggregate Purchase Price and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Notwithstanding the foregoing, no Shares shall be issued pursuant to this Stock Grant unless such issuance complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.

    3. METHOD OF PAYMENT. Payment of the aggregate Purchase Price shall be by any of the following, or a combination thereof, at Your election:

        (a)    Cash;

        (b)    Check; or

        (c)    Services.

    4. NON-TRANSFERABILITY OF THE STOCK GRANT. This Stock Grant may not be transferred in any manner, other than by will or by the laws of descent or distribution, and may be exercised during Your lifetime only by You. The terms of the Plan and this Stock Grant Agreement shall be binding upon Your executors, administrators, heirs, successors, and assigns.

    5. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Stock Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and You with respect to the subject matter hereof, and may not be modified adversely to Your interest except by means of a writing signed by You and the Company. This agreement is governed by the laws of the State of Colorado.

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    By Your signature and the signature of the Company's representative below,
You and the Company agree that this Stock Grant is granted under and governed by the terms and conditions of the Plan and this Stock Grant Agreement. You have reviewed the Plan and this Stock Grant Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Stock Grant Agreement and fully understand all provisions of the Plan and Stock Grant Agreement. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Company upon any questions relating to the Plan and Stock Grant Agreement. You further agree to notify the Company upon any change in the residence indicated below.

                                      PACIFIC CMA, INC.

                                      By:
----------------------------------           ----------------------------------
       PURCHASER'S NAME
                                      Title: ----------------------------------


----------------------------------           ----------------------------------
       Street Address                                Street Address


----------------------------------           ----------------------------------
       City, State, Zip                              City, State, Zip


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                                CONSENT OF SPOUSE

    I have read and hereby approve the terms and conditions of the Plan and this Stock Grant Agreement. In consideration of the Company's granting my spouse the right to purchase Shares, as set forth in the Plan and this Stock Grant Agreement, I hereby agree to be irrevocably bound by the terms and conditions of the Plan and this Stock Grant Agreement and further agree that any community property interest shall be similarly bound. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of rights under the Plan or this Stock Grant Agreement.


---------------------------------------
 Signature of Spouse of Purchaser


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        Type or Print Name


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               Date





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